UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019
_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

11250 Waples Mill Rd., South Tower, Suite 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

(703) 349-2577
Registrant’s telephone number, including area code
______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2019, in an effort to streamline and reduce the size of the Board of Directors of WidePoint Corporation (the “Company”), the Board accepted the resignation of Alan Howe (effective April 30, 2019) and Morton Taubman provided notice of his retirement from the Board effective June 11, 2019 (the date of the Company’s 2019 Annual Meeting of Stockholders). Mr. Howe and Mr. Taubman each acted voluntarily in order to reduce the size of the Board after discussions about board size and composition with the other members of the Company’s Board of Directors. Neither Mr. Howe nor Mr. Taubman had any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices. Mr. Howe and Mr. Taubman have been valuable members of the Company’s Board of Directors and the Company wishes them the best in their future endeavors.

Effective upon Mr. Howe's resignation as a director, the size of the Company's Board of Directors will be reduced from seven members to six members and, upon Mr. Taubman’s retirement, the Board of Directors will be further reduced to five members. In order to achieve a more equal balance of membership among the classes of directors, the Company expects to balance the classes of the directors in connection with the upcoming director elections at the 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: April 17, 2019	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer